EXHIBIT 4.1

EXECUTION COPY

FISCAL AGENCY AGREEMENT

between

WHITE MOUNTAINS RE GROUP, LTD.

as Issuer

AND

THE BANK OF NEW YORK

as Fiscal Agent

6.375% Senior Notes Due 2017

Dated as of March 19, 2007

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ii

ARTICLE EIGHT

DEFEASANCE AND DISCHARGE

Section 8.01	Option to Effect Covenant Defeasance	35
Section 8.02	Covenant Defeasance	35
Section 8.03	Conditions to Covenant Defeasance	35
Section 8.04	Discharge	36
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other
	Miscellaneous Provisions	37
Section 8.06	Repayment to Company	37
Section 8.07	Reinstatement	37

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01	Without Consent of Holders	38
Section 9.02	With Consent of Holders	39
Section 9.03	Revocation and Effect of Consents	39
Section 9.04	Notation on or Exchange of Securities	39
Section 9.05	Fiscal Agent to Sign Amendments, etc.	40

ARTICLE TEN

MISCELLANEOUS

Section 10.01	Notices	40
Section 10.02	Certificate and Opinion as to Conditions Precedent	40
Section 10.03	Statements Required in Certificate or Opinion.	41
Section 10.04	Rules by Fiscal Agent, Paying Agent, Registrar	41
Section 10.05	Governing Law; Waiver of Trial by Jury	41
Section 10.06	No Recourse Against Others	41
Section 10.07	Successors	42
Section 10.08	Execution in Counterparts	42
Section 10.09	Severability	42

EXHIBIT A —	FORM OF SECURITY
EXHIBIT B —	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C —	FORM OF CERTIFICATE TO BE DELIVERED UPON
	TERMINATION OF RESTRICTED PERIOD

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FISCAL AGENCY AGREEMENT dated as of March 19, 2007 (the “Agreement”), between WHITE MOUNTAINS RE GROUP, LTD., a Bermuda holding company (the “Company”) and THE BANK OF NEW YORK, a New York banking corporation, as fiscal agent (the “Fiscal Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Securities:

ARTICLE ONE

DEFINITIONS

Section 1.01           Definitions.

“Additional Securities” means 6.375% Senior Notes due 2017 of the Company issued under this Agreement after the Issuance Date in accordance with Sections 2.02 and 2.15 hereof, and having identical terms and conditions to the Securities.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar or Paying Agent. See Section 2.03.

“Agreement” means this Fiscal Agency Agreement as amended or supplemented from time to time.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Board of Directors” means the Board of Directors of the Company or any committee of the Board of Directors duly authorized to act for it hereunder.

“Board Resolution” means a resolution of the Board of Directors, which may be evidenced by a certificate of the Secretary or an Assistant Secretary of the Company stating that such resolution has been duly adopted by the Board of Directors and is in full force and effect, and delivered to the Fiscal Agent.

“Capital Stock” shall mean (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a limited partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest of participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation in Capital Stock.

“Company” means the party named as such in this Agreement until a successor replaces it pursuant to this Agreement and thereafter means the successor.

“Corporate Trust Office” means the office of the Fiscal Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 8W, New York, New York 10286, Attention:  Corporate Trust Division - Corporate Finance Unit, or such other address as the Fiscal Agent may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Fiscal Agent (or such other address as such successor Fiscal Agent may designate from time to time by notice to the Company).

 “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” shall mean, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act.

“Distribution Compliance Period” shall mean the period that begins on the closing of any offering of Securities (including any Additional Securities) and ends 40 days later.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Agent” means the party named as such in this Agreement until a successor replaces it pursuant to this Agreement and thereafter means the successor.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form prescribed in Section 2.01 of this Agreement evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder’’ or “Securityholder” or “Holder of Securities” or “Noteholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Issuance Date” means March 19, 2007.

“Officer’’ means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company, and delivered to the Fiscal Agent.

 “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company, or who may be other counsel reasonably satisfactory to the Fiscal Agent.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, when used with respect to Securities, the place or places where the principal of, premium, if any, and interest, if any, on the Securities are payable.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Responsible Officer” means , with respect to the Fiscal Agent, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Fiscal Agent located at the Corporate Trust Office of the Fiscal Agent, who shall have direct responsibility for the administration of this Agreement, and for the purposes of Section 7.01(c)(2) and Section 6.12 shall also include any other officer of the Fiscal Agent to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 6.375% Senior Notes due 2017 of the Company (including, without limitation, any Additional Securities) issued under this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Custodian” means the Fiscal Agent, as custodian with respect to the Securities in global form, or any successor entity thereto.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

Section 1.02           Other Definitions

Term	Defined in Section
“Bankruptcy Law”	6.01
“Cash Equivalents”	8.03
“Clearstream”	2.01
“Comparable Treasury Issue”	3.06
“Comparable Treasury Price”	3.06
“Covenant Defeasance”	8.03
“Custodian”	6.01
“Definitive Securities”	2.01
“Discharge”	8.05
“DTC”	2.01
“DTC Participants”	2.01
“Euroclear”	2.01
“Event of Default”	6.01
“Fair Value”	4.04
“Indebtedness”	4.01
“Legal Holiday”	2.16
“Lien”	4.01
“Make Whole Amount”	3.06
“Notice of Default”	6.01
“Obligations”	11.01
“Outstanding Securities”	2.08
“144A Global Security”	2.01
“Paying Agent”	2.03
“Payor”	4.02
“Private Placement Legend”	2.06
“Quotation Agent”	3.06
“Redemption Date”	3.06
“Reference Treasury Dealer”	3.06
“Reference Treasury Dealer Quotations”	3.06
“Register”	2.03
“Registrar”	2.03
“Regulation S Global Security”	2.01
“Subsidiary”	4.01
“Successor Company”	5.01
“Taxes”	4.02

“Temporary Regulation S Global Security”	2.01
“Treasury Rate”	3.06
“United States”	4.01

All other terms used in this Agreement that are defined by SEC rules have the meanings assigned to them.

Section 1.03           Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term, not otherwise defined, has the meaning assigned to it in accordance with generally accepted accounting principles;

(3)           “or” is not exclusive; and

(4)           words in the singular include the plural, and in the plural include the singular.

ARTICLE TWO

THE SECURITIES

Section 2.01           Form and Dating.

(a)           General Form of Securities. The Securities and the Fiscal Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Agreement. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Agreement and the Company and the Fiscal Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

Securities offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act will initially be issued only in the form of one or more global Securities in definitive, fully registered form without interest coupons (each a “144A Global Security”). The 144A Global Securities shall be substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided for herein.

Securities offered and sold outside the United States in reliance on Regulation S under the Securities Act will initially be issued in the form of one or more temporary global Securities (the “Temporary Regulation S Global Security”), without interest coupons. Temporary Regulation S Global Securities shall be substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided for herein. The Temporary Regulation S Global

Securities, which will be deposited on behalf of the purchasers of the Securities represented thereby with the Fiscal Agent, as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or a nominee of DTC for the accounts of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), shall be duly executed by the Company and authenticated by the Fiscal Agent as hereinafter provided. Beneficial interests in the Temporary Regulation S Global Security will be exchanged for beneficial interests in one or more corresponding permanent global Securities, in definitive, fully registered form without interest coupons (each a “Regulation S Global Security”; collectively with 144A Global Securities, the “Global Securities”), substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided for herein within a reasonable period after the expiration of the Distribution Compliance Period (as defined below) upon delivery of a certificate in the form of Exhibit C hereto. Prior to the expiration of the Distribution Compliance Period, interests in the Temporary Regulation S Global Security may only be transferred to non-U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

(b)           Form of Global Securities.

(i)                                     Each Global Security (A) shall represent such portion of the outstanding Securities as shall be specified therein, (B) shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (C) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Fiscal Agent as provided herein, for credit to the respective accounts of the Holders (or such accounts as they may direct) at the Depositary, (D) shall be delivered by the Fiscal Agent or its Agent to the Depositary or a Securities Custodian pursuant to the Depositary’s instructions and (E) shall bear the applicable legends required by Section 2.06(d) hereof.

(ii)                                  Members of, or participants in, the Depositary (“DTC Participants”) shall have no rights under this Agreement with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Fiscal Agent, and any agent of the Company or the Fiscal Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Fiscal Agent, or any agent of the Company or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Fiscal Agent or the Securities Custodian, at the direction of the Fiscal Agent, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Form of Definitive Securities. Subject to the provisions of Section 2.06 hereof, certificated Securities (“Definitive Securities”) may be produced in any manner determined by the Officers of the Company executing such Securities, as evidenced by their execution of such Securities. The Fiscal Agent must register Definitive Securities so issued in the name of, and cause the same to be delivered to, such Person (or its nominee).

(d)           Provisions Applicable to Forms of Securities. The Securities may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Agreement, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officer of the Company executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities shall be otherwise substantially identical except as provided herein.

Subject to the provisions of this Article 2, a registered Holder in a Global Security may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Agreement or the Securities.

Section 2.02           Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid or obligatory for any purpose or entitled to the benefits of this Agreement until authenticated by the manual signature of the Fiscal Agent or its authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Agreement.

The Fiscal Agent shall authenticate Securities for original issue up to an initial maximum aggregate principal amount of $400,000,000 on the Issuance Date. Any Additional Securities issued by the Company in accordance with Section 2.15 hereof shall be authenticated by the Fiscal Agent on the date of their issuance in an aggregate principal amount specified in a Board Resolution and an Officers’ Certificate provided pursuant to Section 2.15.

The Fiscal Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Fiscal Agent may do so. Each reference in this Agreement to authentication by the

Fiscal Agent includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03           Fiscal Agent, Registrar and Paying Agent.

The Company hereby appoints The Bank of New York, at its principal office in New York, New York, as the Fiscal Agent hereunder and The Bank of New York hereby accepts such appointment. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Fiscal Agent, and the Fiscal Agent shall keep a copy of this Agreement available for inspection during normal business hours at its principal office in New York, New York.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register (“Register”) of the Securities and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders. The Company shall notify the Fiscal Agent in writing of the name and address of any Agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Fiscal Agent shall act, subject to the penultimate paragraph of this Section 2.03, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Company initially appoints the Fiscal Agent to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Fiscal Agent may resign as Registrar or Paying Agent upon 30 days prior written notice to the Company.

The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

Section 2.04           Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Fiscal Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Fiscal Agent all money and Cash Equivalents held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Securities, and shall notify the Fiscal Agent of any default by the Company in making any such payment. While any such default continues, the Fiscal Agent may require a Paying Agent to pay all money and Cash Equivalents held by it to the Fiscal

Agent. The Company at any time may require a Paying Agent to pay all money and Cash Equivalents held by it to the Fiscal Agent. Upon payment of all such money and Cash Equivalents over to the Fiscal Agent, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money and Cash Equivalents. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money and Cash Equivalents held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Fiscal Agent shall serve as Paying Agent for the Securities.

Section 2.05           Holder Lists.

The Fiscal Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Fiscal Agent is not the Registrar, the Company shall furnish to the Fiscal Agent at least seven business days before each interest payment date, and at such other times as the Fiscal Agent may request in writing, a list in such form and as of such date as the Fiscal Agent may reasonably require of the names and addresses of the Holders of Securities.

Section 2.06           Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities may be exchanged or replaced, in whole or in part, as provided in this Section 2.06 and Section 2.07 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a) and Section 2.06(c) hereof; however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in the Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. In addition, the Registrar must receive the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must  deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

provided that, after any Distribution Compliance Period, the Registrar need not receive such certificate in respect of a transfer of a beneficial interest in the Regulation S Global Security. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Agreement and the Securities or otherwise applicable under the Securities Act, the Fiscal Agent shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.06(e) hereof.

(c)           Exchange for Definitive Securities.

(i)                                     Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (B) the Company executes and delivers to the Fiscal Agent and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable; provided that in no event shall the Temporary Regulation S Global Security be exchanged by the Company for Definitive Securities prior to the expiration of the Distribution Compliance Period or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

(ii)                                  In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section 2.06(c), such Global Security shall be deemed to be surrendered to the Fiscal Agent for cancellation, and the Company shall execute, and the Fiscal Agent shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to this Section 2.06(c) shall bear the Private Placement Legend.

(d)           Legends. The following legends shall appear on the face of all Securities issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement.

(i)                                     Private Placement Legend. Each Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “Private Placement Legend”).

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE,

IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ONE OF ITS AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE FISCAL AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE FISCAL AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(ii)                                  Global Security Legend. Each Global Security shall bear legends in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FISCAL AGENCY AGREEMENT GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1)

THE FISCAL AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(b)(ii) AND SECTION 2.06(e) OF THE FISCAL AGENCY AGREEMENT, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE FISCAL AGENCY AGREEMENT, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE FISCAL AGENT FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE FISCAL AGENCY AGREEMENT AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. “

(e)           Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Fiscal Agent in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or exchanged for Definitive Securities pursuant to Section 2.06(c) hereof, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Fiscal Agent or by the Depositary at the direction of the Fiscal Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security all be increased accordingly and an endorsement shall be made on such other Global Security by the Fiscal Agent or by the Depositary at the direction of the Fiscal Agent to reflect such increase.

(f)            General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Fiscal Agent shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange by or transfer to the same Holder pursuant to Sections 2.06 or 9.04 hereof).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv)                              All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

(v)                                 The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(vi)                              Prior to due presentment for the registration of a transfer of any Security, the Fiscal Agent, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Securities and for all other purposes, and none of the Fiscal Agent, any Agent or the Company shall be affected by notice to the contrary.

(vii)                           The Fiscal Agent shall authenticate Securities in accordance with the provisions of Section 2.02 hereof.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                                The Fiscal Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07           Replacement Securities.

If any mutilated Security is surrendered to the Fiscal Agent, or the Company and the Fiscal Agent receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall, upon the written request of the Holder thereof, issue and the Fiscal Agent, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Fiscal Agent’s requirements are met. If required by the Fiscal Agent or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Fiscal Agent and the Company to protect the Company, the Fiscal Agent, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08           Outstanding Securities.

The Securities outstanding at any time (the “Outstanding Securities”) are all the Securities authenticated by the Fiscal Agent except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the beneficial interest in a Global Security effected by the Fiscal Agent in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Fiscal Agent receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York).

If the principal amount of any Security is considered paid under Section 4.02 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money or Cash Equivalents sufficient to pay all of the principal of, premium (if any) and interest on Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09           Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding and shall be disregarded, except that for the purposes of determining whether the Fiscal Agent shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Fiscal Agent has actual knowledge are so owned shall be so disregarded.

Section 2.10           Temporary Securities.

In lieu of formal printed Definitive Securities, or until such Definitive Securities are ready for delivery, the Company may prepare and the Fiscal Agent shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Fiscal Agent. At the Company’s election, the Company may prepare and the Fiscal Agent shall authenticate Definitive Securities in exchange for temporary Securities.

Unless and until any such exchange, Holders of temporary Securities shall be entitled to all of the benefits of this Agreement.

Section 2.11           Cancellation.

The Company at any time may deliver Securities to the Fiscal Agent or its agent for cancellation. The Registrar and Paying Agent shall forward to the Fiscal Agent any Securities surrendered to them for registration of transfer, exchange or payment. The Fiscal Agent (or its agent) and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the cancelled Securities in accordance with the Fiscal Agent’s standard procedure (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Securities shall be delivered to the Company, upon written request, from time to time. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Fiscal Agent (or its agent) for cancellation. If the Company acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Fiscal Agent (or its agent) for cancellation pursuant to this Section 2.11.

Section 2.12           Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Company shall notify the Fiscal Agent in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Fiscal Agent in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13           Persons Deemed Owners.

Prior to due presentment for the registration of a transfer of any Security, the Fiscal Agent, any Agent, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for all purposes (including the purpose of receiving payment of principal of, premium, if any, and interest on such Securities; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Fiscal Agent, any Agent, the Company or any agent of the foregoing shall be affected by notice to the contrary.

Section 2.14           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP, ISIN or other similar numbers on the Securities, and the Fiscal Agent may use CUSIP, ISIN or other similar numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect or omission in such numbers.

Section 2.15           Issuance of Additional Securities.

The Company shall be entitled to issue Additional Securities under this Agreement at any time. Additional Securities shall have identical terms as the Securities, other than with respect to the date of issuance and issue price. The Securities and any Additional Securities shall be treated as a single class for all purposes under this Agreement.

With respect to any issuance of Additional Securities, the Company shall deliver to the Fiscal Agent a Board Resolution and an Officers’ Certificate, and, if the Company elects, a supplement or amendment to this Agreement, which shall together provide the following information:

(1)           the aggregate principal amount of Additional Securities to be authenticated and delivered pursuant to this Agreement;

(2)           the issue price and the issue date of such Additional Securities; and

(3)           whether such Additional Securities shall be transfer restricted Securities.

Section 2.16           Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in a jurisdiction in which an action is required hereunder are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

ARTICLE THREE

REDEMPTION

Section 3.01           Notice to Fiscal Agent of Election to Redeem.

The election of the Company pursuant to Section 3.06 hereof to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Securities, the Company, shall, at least 60 prior days to the Redemption Date by the Company (unless a shorter notice shall be satisfactory to the Fiscal Agent), notify the Fiscal Agent in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed. Any such notice to the Fiscal Agent may be cancelled and rescinded by the Company at any time prior to the mailing of such notice to any Holder pursuant to Section 3.03. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Agreement, the Company shall furnish the Fiscal Agent with an Officers’ Certificate evidencing compliance with such restriction.

Section 3.02           Selection of Securities to be Redeemed.

In an optional redemption pursuant to Section 3.06, if less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected, not more than 60 days prior to the applicable Redemption Date, by the Fiscal Agent, from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis, by lot or by such other method as the Fiscal Agent, in its sole discretion, shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of a denomination larger than the minimum authorized denomination for the Securities.

The Fiscal Agent shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

 For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

The Fiscal Agent may select for redemption portions of the principal amount of the Securities that have denominations larger than $2,000. Securities and portions of them it selects shall be in integral multiples of $1,000.  No security may be redeemed in part such that following such redemption, the principal amount thereof would be less than $2,000.

Section 3.03           Notice of Redemption.

Notice of redemption to the Holders of Securities to be redeemed as a whole or in part at the option of the Company pursuant to Section 3.06 shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date to such Holders of Securities at their last addresses as they shall appear on the Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the CUSIP, ISIN or other similar number (if any) and the principal amount of each Security held by such Holder to be redeemed, the Redemption Date, the redemption price, the name of the Paying Agent, Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the Redemption Date will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series, in principal amount equal to the unredeemed portion thereof, will be issued.

The notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s timely request, by the Fiscal Agent in the name and at the expense of the Company.

At least one business day prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Fiscal Agent or with one or more paying agents (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) an amount of money or Cash Equivalents, or combination thereof, sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the Redemption Date. Promptly following the Redemption Date, the Paying Agent shall return to the Company any amounts of money and Cash Equivalents so deposited which are not required to redeem the Securities called for redemption.

Section 3.04           Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the Redemption Date, and on and after said Redemption Date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to the Redemption Date) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under this Agreement, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the Redemption Date. On presentation and surrender of such Securities at a

Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the Redemption Date; provided that any semiannual payment of interest becoming due on the Redemption Date shall be payable to the Holders of such Securities registered as such in the Register on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate of interest borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Fiscal Agent shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.05           Exclusion of Certain Securities from Eligibility for Selection for Redemption.

In the case of an optional redemption pursuant to Section 3.06 hereof, Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number or other distinguishing symbol in a written statement signed by an authorized officer of the Company and delivered to the Fiscal Agent at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.06           Optional Redemption.

The Securities shall be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time, prior to maturity at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed, or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points (the “Make Whole Amount”), plus, in each case, accrued and unpaid interest on the Securities to be redeemed to the Redemption Date. The Company shall pay any interest due on an interest payment date which occurs on or prior to a Redemption Date (as defined below) to the registered Holders of the Securities as of the close of business on the regular record date immediately preceding that interest payment date.

For purposes of determining the Make Whole Amount, the following definitions apply:

The term “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

The term “Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations (as defined below) for the Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the Fiscal Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

The term “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Fiscal Agent after consultation with the Company.

“Redemption Date” means the date fixed for redemption of the Securities.

The term “Reference Treasury Dealer” means Lehman Brothers Inc., Banc of America Securities LLC and three other primary U.S. Government securities dealers selected by the Company.

The term “Reference Treasury Dealer Quotations” means the average, as determined by the Fiscal Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Fiscal Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

The term “Treasury Rate” means the rate per annum equal to the semiannual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

ARTICLE FOUR

COVENANTS

Section 4.01           Certain Definitions.

For the purposes of this Article Four, the following capitalized terms used in this Agreement shall have the meanings ascribed to them below.

“Indebtedness” means the principal, premium and interest due on indebtedness of a Person whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, “indebtedness for borrowed money” means: (1) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; (2) any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or businesses will not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; (3) any obligation of such person as lessee under any lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or under any lease of property or assets made as part of any sale and lease-back transaction to which such person is a party; and (4) any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, and any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute, other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement).

“Subsidiary” means a direct or indirect subsidiary of the Company.

“United States” means the United States of America including its territories and possessions.

Section 4.02           Payment of Securities.

(a)           The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Agreement. An installment of principal or interest shall be considered paid on the date it is due if the Fiscal Agent or Paying Agent holds on that date money irrevocably designated for and sufficient to pay the installment. At the Company’s option, it may pay any interest on any Securities by mailing checks by first class mail to the Holders of such Securities at their address as shown on the Registrar’s books; provided that all payments with respect to Global Securities and Definitive Securities the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of same day funds to the accounts in the United States specified by the Holders thereof. The Company shall pay interest on overdue principal and premium, if any, at the rate or rates borne by the Securities; it shall, to the extent lawful, pay interest on overdue installments of interest at the same rate or rates.

The Company hereby further agrees that all payments made by the Company or any successor entity of the Company (each a “Payor”) on the Securities will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law.

(b)           The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of any Securities or any other document or instrument referred to therein.

Section 4.03           Limitation on Liens.

As long as any Securities are outstanding, the Company shall not, and it shall not permit  any Subsidiary to, directly or indirectly, create, assume or incur any Lien on the capital stock of any Subsidiary or to secure any Indebtedness unless the Securities are secured equally and ratably with such Indebtedness for at least the time period such Indebtedness is so secured, other than the following:

(1)            liens existing on the Issuance Date;

(2)            liens on stock or Indebtedness of entities at the time they become Subsidiaries or existing upon stock or Indebtedness of a Subsidiary at the time of acquisition of such stock or Indebtedness;

(3)            liens upon property of entities existing at the time they become Subsidiaries;

(4)            liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

(5)            liens to extend, renew or replace any liens referred to above;

(6)            liens relating to sale and leaseback transactions;

(7)            liens in favor of the Company or one or more Subsidiaries granted by the Company or a Subsidiary to secure any intercompany obligations;

(8)            mechanics’, landlords’ and similar liens;

(9)            liens arising out of legal proceedings being contested;

(10)          liens for taxes not yet due, or being contested;

(11)          easements and similar liens not impairing the use or value of the property involved;

(12)          pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(13)          deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(14)          any interest or title of a lessor under any lease entered into in the ordinary course of business;

(15)          liens on assets of any Subsidiary securing (a) short-term Indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes; (b) Indebtedness incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) and letters of credit issued for the account of any such Subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) or (c) insurance-related obligations (that do not constitute Indebtedness); and

(16)          liens otherwise prohibited by this covenant, securing Indebtedness, if the aggregate amount of all debt then outstanding secured by such lien and all similar liens (excluding liens otherwise permitted under this Agreement) does not exceed 15% of the total consolidated shareholders’ equity of the Company.

Section 4.04           Compliance Certificate.

The Company shall deliver to the Fiscal Agent within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing its covenants and obligations hereunder that occurred during the fiscal year and is continuing. If they do know of such a Default, the Certificate shall describe the nature and status of the Default. The Certificate need not comply with Section 11.03.

Section 4.05           Certain Financial Information of the Company.

For so long as any of the Securities remain outstanding, the Company has agreed to make available to any Holder of the Securities or prospective purchaser of the Securities, at their request, the information required by Rule 144A(d)(4) under the Securities Act if, at the time of such request the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

ARTICLE FIVE

SUCCESSOR COMPANY

Section 5.01           When the Company May Merge, etc.

The Company may not consolidate with or merge into any other entity, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets as an entirety to any entity, unless (a) (i) the Company is the continuing corporation, or (ii) the entity (if other than the Company) (the “Successor Company”) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is a corporation, partnership or trust organized and validly existing under the laws of United States, any State or the District of Columbia, Bermuda or Sweden and expressly assumes payment of the principal of and any premium and interest on all the Securities and the performance of all of the Company’s covenants applicable to the Securities; (b) immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing; and (c) the Company has delivered to the Fiscal Agent required certificates and opinions relating to the transaction.

The predecessor Company shall be released from its obligations under this Agreement and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and any premium and interest on the Securities.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

An “Event of Default” occurs with respect to the Securities if:

(1)           the Company defaults in the payment of any installment of interest on any Security when the same becomes due and payable and such Default continues for a period of 30 days;

(2)           the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

(3)           the Company defaults in the performance of, or fails to comply with any other term, covenant or agreement in the Securities or this Agreement (other than those referred to in (1) or (2) above) and the default continues for the period and after the notice specified below in the last paragraph of this Section 6.01;

(4)           the Company defaults under any other series of debt securities or any agreements, indentures or instruments under which the Company than has outstanding indebtedness in excess of $25 million in the aggregate, which indebtedness, if not already matured in accordance with its terms, has been accelerated and the acceleration has not been rescinded or annulled or the indebtedness has not been discharged within ten days after notice is given to the Company by the trustee thereunder or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of outstanding debt securities of the series, unless (a) prior to the entry of judgment in favor of the trustee thereunder, the default under that indenture or instrument is remedied or cured by the Company or waived by the holders of the indebtedness, or (b) the default results from an action of the United States government or a foreign government which prevents the Company from performing its obligations under the agreement, indenture or instrument;

(5)           the Company pursuant to or within the meaning of any Bankruptcy Law:

(a)            commences a voluntary case;

(b)           consents to the entry of any order for relief from claims against it in an involuntary case;

(c)            consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(d)           makes a general assignment for the benefit of its creditors;

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)            is for relief against the Company in an involuntary case;

(b)           appoints a Custodian of the Company for all or substantially all of its property; or

(c)            orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 90 days; or

(7)           the Company fails to comply with its obligations in Article Five.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to the Securities under clause (3) is not an Event of Default until the Fiscal Agent notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Fiscal Agent and the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 6.02           Acceleration.

If an Event of Default occurs and is continuing with respect to Securities, the Fiscal Agent by notice to the Company, or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Company and the Fiscal Agent, may declare that the principal of, premium, if any, and accrued interest on the Securities shall be due and payable immediately, except that such amount shall become due and payable automatically in the case of an Event of Default described in clauses (5) and (6) of Section 6.01. Upon such declaration, such principal (or specified amount), premium, if any, and accrued interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Company and the Fiscal Agent may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration.

Section 6.03           Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Fiscal Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest or premium, if any, on, the Securities or to enforce the performance of any provision of the Securities or this Agreement.

The Fiscal Agent may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Fiscal

Agent or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04           Waiver of Past Defaults.

Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities on behalf of the Holders of the outstanding Securities by notice to the Fiscal Agent may waive an existing past Default or Event of Default and its consequences but such waiver shall not extend to any future Event of Default. When a Default or Event of Default is waived by the Holders of Securities, it is cured and stops continuing.

Section 6.05           Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of (1) conducting any proceeding for any remedy available to the Fiscal Agent with respect to the Securities; or (2) exercising any trust or power conferred on the Fiscal Agent with respect to the Securities. However, the Fiscal Agent may refuse to follow any direction that conflicts with law or this Agreement, or, subject to Section 7.01, that the Fiscal Agent determines would be unduly prejudicial to the rights of other Securityholders or that would involve the Fiscal Agent in personal liability. The Fiscal Agent may require indemnity satisfactory to it from the Holders requesting the Fiscal Agent to enforce this Agreement or the Securities before doing so.

Section 6.06           Limitation on Suits.

A Securityholder may pursue a remedy with respect to this Agreement or the Securities only if:

(1)           the Holder gives to the Fiscal Agent written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Fiscal Agent to pursue the remedy;

(3)           such Holder or Holders offer to the Fiscal Agent indemnity satisfactory to the Fiscal Agent against any loss, liability or expense;

(4)           the Fiscal Agent does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Fiscal Agent a direction inconsistent with the request.

A Holder of Securities may not use any provision of this Agreement to prejudice the rights of another Holder of any Securities or to obtain a preference or priority over another Holder of any Securities.

Section 6.07           Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Agreement, the right of any Holder of a Security to receive payment of principal of, interest and premium, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08           Collection Suit by Fiscal Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Fiscal Agent may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and any premium remaining unpaid on the Securities.

Section 6.09           Fiscal Agent May File Proofs of Claim.

The Fiscal Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Fiscal Agent and the Holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10           Priorities.

Any money or Cash Equivalents collected, and any money or other property distributable in respect of the Company’s obligations under this Agreement after the occurrence of an Event of Default, shall be applied in the following order:

FIRST: to the Fiscal Agent and any predecessor fiscal agent of it for the payment and costs and expenses of collection and for all amounts due under Section 7.05;

SECOND: to Holders of Securities for amounts due and unpaid on the Securities for principal, interest and premium, if any, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and premium, if any, respectively; and

THIRD: to the Company.

The Fiscal Agent may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Fiscal Agent for any action taken or omitted by it as Fiscal Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Fiscal Agent, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the Securities.

Section 6.12           Notice to Holders by Fiscal Agent.

The Fiscal Agent shall, within 90 days after the occurrence of a Default known to it, give Holders of the Securities notice of Default; however, the Fiscal Agent may withhold from Holders of the Securities notice of any continuing Default (except a Default in the payment of principal, interest or premium, if any) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of the Securities.

ARTICLE SEVEN

FISCAL AGENT

Section 7.01           Duties of Fiscal Agent.

The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights of Holders of Securities are subject:

(a)           Except during the continuance of an Event of Default,

(1)           the Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent; and

(2)           in the absence of bad faith on its part, the Fiscal Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Fiscal Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Fiscal Agent, the Fiscal Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts, opinions or conclusions stated therein).

(b)           In case an Event of Default has occurred and is continuing, the Fiscal Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this Subsection shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(2)           the Fiscal Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Fiscal Agent was negligent in ascertaining the pertinent facts; and

(3)           the Fiscal Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Fiscal Agent, or exercising any trust or power conferred upon the Fiscal Agent, under this Agreement with respect to the Securities of such series.

(d)           No provision of this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Fiscal Agent shall be subject to the provisions of this Section 7.01.

Section 7.02           Rights of Fiscal Agent.

(1)           The Fiscal Agent may conclusively rely and shall be fully protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement, or other document to the extent that such communication conforms to the provisions set forth herein, believed by it to be genuine and to have been passed or signed by the proper parties.

(2)           Before the Fiscal Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)           The Fiscal Agent may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorneys appointed with due care.

(4)           The Fiscal Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(5)           In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as an agent of the Company and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement of the Fiscal Agent in its certificate of authentication thereon)

or any obligation or relationship of agency, for or with any of the owners or Holders of the Securities.

(6)           The Fiscal Agent shall (except as ordered by a court of competent jurisdiction or as required by any applicable law), notwithstanding any notice to the contrary, be entitled to treat the Holder of any Security as the owner thereof as set forth in Section 2.13, shall not be liable for so doing and shall be indemnified and held harmless by the Company against any loss, liability, claim, demand or expense arising from or based upon it so doing.

(7)           Except as may otherwise be agreed, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

(8)           The Fiscal Agent may consult with counsel of its selection, and the advice or opinion of counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(9)           The Fiscal Agent shall not be deemed to have notice or be charged with knowledge of any default or Event of Default with respect to the Securities, unless a Responsible Officer shall have received written notice of such default or Event of Default from the Company or by any Holder of the Securities at the Corporate Trust Office and such notice references this Agreement and the Securities.

(10)         The permissive rights of the Fiscal Agent enumerated herein shall not be construed as duties.

(11)         Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order of the Company signed by two Officers of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(12)         Whenever in the administration of this Agreement the Fiscal Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(13)         The Fiscal Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Fiscal Agent security or indemnity satisfactory to the Fiscal Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(14)         The Fiscal Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Fiscal Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Fiscal Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(15)         The rights, privileges, protections, immunities and benefits given to the Fiscal Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Fiscal Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(16)         The Fiscal Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(17)         Anything in this Agreement notwithstanding, in no event shall the Fiscal Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Fiscal Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(18)         The Fiscal Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 7.03           Individual Rights of Fiscal Agent.

The Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Fiscal Agent. Any Agent may do the same with like rights.

Section 7.04           Fiscal Agent’s Disclaimer.

The Fiscal Agent makes no representation as to the validity or adequacy of this Agreement or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for the recitals or for any statement contained herein or in the Securities other than its certificate of authentication.

Section 7.05           Compensation and Indemnity.

The Company shall pay to the Fiscal Agent, from time to time, such compensation as the Company and the Fiscal Agent shall from time to time agree in writing for all of its services under this Agreement. The Company shall reimburse the Fiscal Agent upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Agreement. Such expenses shall include the reasonable compensation and expenses of the Fiscal Agent’s agents and counsel.

Except as provided below in this paragraph, the Company shall indemnify the Fiscal Agent, any predecessor fiscal agent of it and each director, officer, employee and agent of the Fiscal Agent or predecessor fiscal agent against any loss, liability, cost, claim, action, demand or expense including taxes (other than taxes based upon, measured by or determined by the income of the Fiscal Agent), arising out of or in connection with the acceptance or administration of this Agreement, including all reasonable costs and expenses in defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties under this Agreement, enforcing the provisions of this Section, or performance of any other duties pursuant to the terms and conditions hereof, except such as may result from the gross negligence, bad faith or willful misconduct of any such Person. The Fiscal Agent shall notify the Company promptly of any claim for which it may seek indemnity but failure to do so shall not relieve the Company of its obligations under this Section 7.05. The Company need not pay for any settlement made by the Fiscal Agent without the Company’s consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by either the Fiscal Agent or any predecessor fiscal agent of it through its own gross negligence, bad faith or willful misconduct. In respect of the Company’s payment obligations in this Section 7.05, the Fiscal Agent shall have a senior claim and lien prior to the Securities on all money or property held or collected by the Fiscal Agent as such, except for money or property held in trust for the benefit of the Holders to pay the principal of and interest and premium, if any, on particular Securities. In addition to, but without prejudice to its other rights under this Agreement, when the Fiscal Agent incurs expenses or renders services in connection with an Event of Default specified in Sections 6.01(5) and 6.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Fiscal Agent” for purposes of this Section shall include any predecessor Fiscal Agent; provided, however, that the negligence, willful misconduct or bad faith of any Fiscal Agent hereunder shall not affect the rights of any other Fiscal Agent hereunder.

Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement set forth in this paragraph shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.

Section 7.06           Replacement of Fiscal Agent.

The Fiscal Agent may resign upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Fiscal Agent by notifying the removed Fiscal Agent and the Company. Those Holders may appoint a successor

Fiscal Agent with the Company’s consent. The Company may remove the Fiscal Agent without prior notice if:

(1)           the Fiscal Agent is adjudged a bankrupt or an insolvent;

(2)           a receiver or public officer takes charge of the Fiscal Agent or its property, or

(3)           the Fiscal Agent becomes incapable of acting.

If the Fiscal Agent resigns or is removed or if a vacancy exists in the office of Fiscal Agent for any reason, the Company shall promptly appoint a successor Fiscal Agent. Within one year after the successor Fiscal Agent takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Fiscal Agent to replace the successor Fiscal Agent appointed by the Company.

If a successor Fiscal Agent does not take office within 30 days after the retiring Fiscal Agent resigns or is removed, the retiring Fiscal Agent, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

A successor Fiscal Agent shall deliver a written acceptance of its appointment to the retiring Fiscal Agent and to the Company. Immediately after that, the retiring Fiscal Agent shall transfer all property held by it as Fiscal Agent to the successor Fiscal Agent (subject to its senior claim and lien), the resignation or removal of the retiring Fiscal Agent shall become effective, and the successor Fiscal Agent shall have all the rights, powers and duties of the Fiscal Agent under this Agreement. A successor Fiscal Agent shall mail notice of its succession to each Holder of Securities for which it acts as Fiscal Agent.

If at the time a successor to the Fiscal Agent succeeds to the trusts created by this Agreement any of the Securities shall have been authenticated but not delivered, the successor to the Fiscal Agent may adopt the certificate of authentication of any predecessor fiscal agent and deliver the Securities so authenticated. If at that time any of the Securities shall not have been authenticated, any successor to the Fiscal Agent may authenticate the Securities either in the name of any predecessor fiscal agent hereunder or in the name of the successor fiscal agent. In all such cases the certificate of authentication shall have the same force and effect which the provisions of the Securities or this Agreement provided that certificates of authentication of the Fiscal Agent shall have, except that the right to adopt the certificate of authentication of any predecessor Fiscal Agent or to authenticate the Securities in the name of any predecessor Fiscal Agent shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.07           Successor Fiscal Agent by Merger, etc.

If the Fiscal Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the successor Person shall be the successor Fiscal Agent, without any further act.

ARTICLE EIGHT

DEFEASANCE AND DISCHARGE

Section 8.01           Option to Effect Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have Section 8.02 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, and subject to the satisfaction of the conditions set forth in Section 8.03 hereof, the Company shall be released from its obligations under the covenants contained in Sections 4.03 and 4.04 and Article 5 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Agreement and such Securities shall be unaffected thereby.

Section 8.03           Conditions to Covenant Defeasance.

In order to exercise Covenant Defeasance, the Company must irrevocably deposit, or caused to be deposited, with the Fiscal Agent (or another fiscal agent satisfying the requirements of this Agreement), in trust for such purpose, (1) money in an amount, (2) U.S. Government Obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount (“Cash Equivalents”), or (3) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Fiscal Agent, to pay the principal of, premium, if any, and interest on, the outstanding Securities at maturity or upon redemption, together with all other amounts payable by the Company under this Agreement. Such Covenant Defeasance will become effective 91 days after such deposit if and only if:

(i)            no Default or Event of Default with respect to the Securities has occurred and is continuing immediately prior to the time of such deposit;

(ii)           no Default or Event of Default shall have occurred at any time in the period ending on the 91st day after the date of such deposit and shall be continuing on such 91st day;

(iii)          such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound (and, in furtherance of such condition, no Default or Event of Default shall result under this Agreement due to the incurrence of indebtedness to fund such deposit and the entering into of customary documentation in connection therewith, even though such documentation may contain provisions that would otherwise give rise to a Default or Event of Default); and

(iv)          the Company has delivered to the Fiscal Agent (A) an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (B) an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Covenant Defeasance have been complied with.

Section 8.04           Discharge.

If (i) the Company shall deliver to the Fiscal Agent for cancellation all Securities theretofore authenticated and delivered (other than any Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore cancelled, or (ii) all Securities not theretofore surrendered or delivered to the Fiscal Agent for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Fiscal Agent, and the Company shall irrevocably deposit with the Fiscal Agent, as trust funds solely for the benefit of the Holders for that purpose, an amount sufficient to pay at maturity or upon redemption all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore surrendered or delivered to the Fiscal Agent for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, then this Agreement shall cease to be of further force or effect (except as to rights of registration of transfer or exchange of the Securities provided in this Agreement) and, at the written request of the Company, accompanied by an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Agreement have been complied with, and upon payment of the costs, charges and expenses incurred or to be incurred by the Fiscal Agent in relation thereto or in carrying out the provisions of this Agreement, the Fiscal Agent shall satisfy and discharge this Agreement (“Discharge”); provided that the Company’s obligations with respect to the payment of principal, premium, if any, and interest will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of Securities of all sums due and to become due thereon.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Cash Equivalents (including the proceeds thereof) deposited with the Fiscal Agent (or other qualifying fiscal agent, collectively for purposes of this Section 8.05, the “Fiscal Agent”) pursuant to Section 8.02 hereof in respect of the outstanding Securities shall be held in trust and applied by the Fiscal Agent, in accordance with the provisions of such Securities and this Agreement, to the payment, either directly or through the Paying Agent as the Fiscal Agent may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money and Cash Equivalents need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Fiscal Agent against any tax, fee or other charge imposed on or assessed against the money or Cash Equivalents deposited pursuant to this Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Fiscal Agent shall deliver or pay to the Company from time to time upon the request of the Company any money or Cash Equivalents held by it as provided in this Section 8.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Fiscal Agent (which may be the opinion delivered under Section 8.03 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Covenant Defeasance or Discharge.

Section 8.06           Repayment to Company.

Any money and Cash Equivalents deposited with the Fiscal Agent or any Paying Agent, or then held by the Company or any of its Subsidiaries, in trust for the payment of the principal of, or premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has became due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries) shall, be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Fiscal Agent or such Paying Agent with respect to such trust money and Cash Equivalents, and all liability of the Company or any of its Subsidiaries or Affiliates as fiscal agent thereof, shall thereupon cease; provided, however, that the Fiscal Agent or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition) and such foreign publication as may be required by applicable law, notice that such money and Cash Equivalents remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed. balance of such money and Cash Equivalents then remaining will be repaid to the Company.

Section 8.07           Reinstatement.

If the Fiscal Agent or Paying Agent is unable to apply any United States dollars or Cash Equivalents in accordance with Section 8.02 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Agreement and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.04 hereof until such time as the Fiscal Agent or Paying Agent is permitted to apply all such assets in accordance with Section 8.02 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and Cash Equivalents held by the Fiscal Agent or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01           Without Consent of Holders.

The Company and the Fiscal Agent may amend or supplement this Agreement or the Securities without notice to or consent of any Securityholder:

(1)           to cure any ambiguity, defect or inconsistency or to make other format changes;

(2)           to comply with Article Four or Five;

(3)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)           to add to the covenants of the Company or to add any additional Events of Default for the benefit of all the Securities;

(5)           to add to or change any of the provisions of this Agreement to such extent as shall be necessary to permit or facilitate the issuance of Securities in (i) bearer form, registrable or not registrable as to principal, and/or (ii) coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form;

(6)           to add to or change any provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Fiscal Agent;

(7)           to issue Additional Securities pursuant to Section 2.15; or

(8)           to make any change that does not adversely affect the rights of any Securityholder;

but none of such changes shall adversely affect the rights of any Securityholder.

Section 9.02           With Consent of Holders.

The Company and the Fiscal Agent may amend this Agreement or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities affected by such supplement or amendment. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company in a particular instance with any provision of this Agreement or the Securities without notice to any Holder of Securities. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)           change the stated maturity of the principal of, or any installment of principal of or interest on, the Securities;

(2)           reduce the principal amount of (or premium, if any) or any interest on the Securities;

(3)           change the place of payment on any Security;

(4)           impair the right to institute suit for the enforcement of any payment on or with respect to any Securities on or after its stated maturity (or, in the case of redemption, on or after the Redemption Date); or

(5)           reduce the percentage in principal amount of outstanding Securities the consent of the Holders of which is required for modification or amendment of this Agreement or for waiver of compliance with certain provisions of this Agreement or for waiver of certain defaults.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03           Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder of a Security is a continuing consent, irrevocable for a period of nine months from the date given or, if earlier, until the amendment, supplement or waiver becomes effective, both as to the Holder giving such consent and as to every subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on each Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

Section 9.04           Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the term of a Security, the Fiscal Agent may require the Holder of the Security to deliver it to the Fiscal Agent. The Fiscal Agent may place an appropriate notation on the Security about an amendment, supplement or waiver and return it to the Holder. Alternatively, the Company in exchange for Securities may issue and the Fiscal Agent shall authenticate new Securities that reflect an amendment, supplement or waiver.

Section 9.05           Fiscal Agent to Sign Amendments, etc.

The Fiscal Agent need not sign any supplement or amendment to this Agreement that adversely affects its rights. In signing any amendment, supplement or waiver, the Fiscal Agent shall be entitled to receive, and (subject to Section 7.02) shall be fully protected in relying upon an Officers’ Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is not prohibited by the Agreement.

ARTICLE TEN

MISCELLANEOUS

Section 10.01         Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail to the other’s address as follows:

If to the Company:	White Mountains Re Group, Ltd. P.O. Box 2275 Hamilton HMJX Bermuda Attn: General Counsel

With a copy to:	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Attn: William J. Whelan, III

If to the Fiscal Agent:	At the Corporate Trust Office

The Company or the Fiscal Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, provided that notices or communications given to the Fiscal Agent shall be effective only upon actual receipt by the Fiscal Agent at the Corporate Trust Office.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Agreement, than such method of notification as shall be made with the approval of the Fiscal Agent shall constitute a sufficient mailing of such notice.

Section 10.02         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Fiscal Agent to take any action under this Agreement, the Company shall furnish to the Fiscal Agent:

(1)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.03         Statements Required in Certificate or Opinion.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(1)           a statement that the person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3)           a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.04         Rules by Fiscal Agent, Paying Agent, Registrar.

The Fiscal Agent may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.05         Governing Law; Waiver of Trial by Jury.

THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 10.06         No Recourse Against Others.

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 10.07         Successors.

All agreements of the Company in this Agreement and the Securities shall bind its successor. All agreements of the Fiscal Agent in this Agreement shall bind its successor.

Section 10.08         Execution in Counterparts.

The parties may sign this Agreement in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.

Section 10.09         Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

SIGNATURES

WHITE MOUNTAINS RE GROUP, LTD.

By
Name:	Allan Waters
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK, as Fiscal Agent

By
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FISCAL AGENCY AGREEMENT GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE FISCAL AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(b)(ii) AND SECTION 2.06(e) OF THE FISCAL AGENCY AGREEMENT, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE FISCAL AGENCY AGREEMENT, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE FISCAL AGENT FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE FISCAL AGENCY AGREEMENT AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE

EXCEPT (A) TO THE ISSUER OR ONE OF ITS AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE FISCAL AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE FISCAL AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.(1)

(1)             (Only to be printed on Global Securities)

CUSIP: [144A: 964152AA0]
[REG. S: G9618XAA3]
ISIN: [144A: US964152AA01]
[REG S: USG9618XXAA30]

No.                                                                                                                                                                                          $

6.375% Senior Notes due 2017

WHITE MOUNTAINS RE GROUP, LTD. a Bermuda holding company, promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 on March 20, 2017.

Interest Payment Dates: March 20 and September 20

Record Dates: March 5 and September 5

Additional provisions of this Security are set forth on the other side of this Security.

Dated:                  , 2007

WHITE MOUNTAINS RE GROUP, LTD.

By
Name:
Title:

FISCAL AGENT’S CERTIFICATE OF
AUTHENTICATION

Dated: , 2007

THE BANK OF NEW YORK

as Fiscal Agent, certifies that this is one
of the Securities referred to in the Fiscal
Agency Agreement.

by
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6.375% Senior Notes due 2017

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Fiscal Agency Agreement referred to below unless otherwise indicated.

1.             Interest. The Company promises to pay interest on the principal amount of this Security from March 19, 2007 until maturity. The Company will pay interest semi-annually on March 20 and September 20 of each year (each an “Interest Payment Date”), commencing September 20, 2007, or if any such day is not a Business Day, on the next succeeding Business Day, which payment shall be deemed made on such Interest Payment Date. Interest on the Securities will accrue at the rate of 6.375% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2007, or as otherwise specified therein. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment. The Company shall pay the principal of, premium if any, and interest on, the Securities on the dates and in the manner provided herein and in the Fiscal Agency Agreement. Principal of, premium if any, and interest on, Global Securities will be payable by the Company through the Fiscal Agent to the Depositary in immediately available funds. At the Company’s option, payment of interest may be made by check in immediately available funds mailed to such Holder by first class mail on the applicable Interest Payment Date at the address set forth upon the Register maintained by the Registrar; provided that all payments with respect to Global Securities and Definitive Securities the holders of whom have given wire transfer instructions to the Company will be required to be made by wire transfer of same day funds to the accounts in the United States specified by the holders thereof.

3.             Paying Agent and Registrar. Initially, The Bank of New York, the Fiscal Agent under the Fiscal Agency Agreement, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

4.             Fiscal Agency Agreement.

The Company issued the Securities under a Fiscal Agency Agreement, dated as of March 19, 2007, (as may be further amended, supplemented or restated from time to time, the

“Fiscal Agency Agreement”), among the Company and the Fiscal Agent. The terms of the Securities include those stated in the Fiscal Agency Agreement. The Securities are subject to all such terms, and Holders are referred to the Fiscal Agency Agreement for a statement of such terms. The Securities are general unsecured obligations of the Company.

5.             Optional Redemption. The Securities shall be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time, prior to maturity at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed, or (ii) as determined by the Quotation Agent (as defined in the Fiscal Agency Agreement), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any payments of interest accrued as of the date fixed for redemption (the “Redemption Date”)) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fiscal Agency Agreement), plus 35 basis points, plus, in each case, accrued and unpaid interest on the Securities to be redeemed to the Redemption Date.

6.             Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Fiscal Agency Agreement. The Registrar and the Fiscal Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Fiscal Agency Agreement. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

7.             Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8.             Unclaimed Money. If money for the payment of principal, premium if any, or interest remains unclaimed for two years after such principal, premium or interest has become due and payable, the Fiscal Agent and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Fiscal Agent and such Paying Agent with respect to such money shall cease.

9.             Defeasance Prior to Redemption or Maturity. Subject to certain conditions contained in the Fiscal Agency Agreement, the Company at any time may terminate some or all of its obligations under the Securities and the Fiscal Agency Agreement if the Company deposits with the Fiscal Agent money or Cash Equivalents sufficient to pay the principal of, and premium and interest on, the Securities to redemption or maturity, as the case may be.

10.           Amendment, Supplement and Waiver. Subject to certain exceptions, the Fiscal Agency Agreement and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision of the Fiscal Agency Agreement or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without notice to or the consent of any Holder of a Security, the Fiscal Agency Agreement or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to comply with the covenants contained in the Fiscal Agency Agreement, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add to the covenants of the Company or to add any additional Events of Default for the benefit of all the Securities, to add to or change any of the provisions of the Fiscal Agency Agreement to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and/or coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, to add to or change any provisions of the Fiscal Agency Agreement as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Fiscal Agent, to issue Additional Securities pursuant to the Fiscal Agency Agreement, or to make any change that does not adversely affect the rights of any Holder of the Securities; provided that none of such changes shall adversely affect the rights of any Holder of the Securities.

11.           Defaults and Remedies. An Event of Default occurs if: (i) the Company defaults in the payment of any installment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days, (ii) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable at maturity, upon redemption or otherwise, (iii) the Company defaults in the performance of, or fails to comply with any of its other agreements in the Securities or the Fiscal Agency Agreement (other than those referred to in (i) or (ii) above) and the default continues for 60 days after notice by the Fiscal Agent or Holders of at least 25% in principal amount of Securities outstanding, (iv) the Company defaults under any other series of debt securities or any agreements, indentures or instruments under which the Company then has outstanding indebtedness in excess of $25 million in the aggregate which indebtedness, if not already matured in accordance with its terms, has been accelerated and the acceleration has not been rescinded or annulled or the indebtedness has not been discharged within ten days after notice is given to the Company by the Fiscal Agent or to the Company and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of outstanding debt securities of the series, unless (a) prior to the entry of judgment in favor of the trustee or like party thereunder, the default under that indenture or instrument is remedied or cured by the Company or waived by the holders of the indebtedness, or (b) the default results from an action of the United States government or a foreign government which prevents the Company from performing its obligations under the agreement, indenture or instrument, (v) the Company pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case, consents to the entry of any order for relief from claims against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company in an involuntary case, appoints a Custodian of the Company or for all or substantially all of its property, or orders the liquidation of the Company and the order or decree remains unstayed and in effect for 90 days, or (vii) the Company consolidates with or merges into any other entity, or sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of its properties or assets as an entirety to any entity, and (i) the Company is not the continuing corporation, or (ii) the entity (if other than the Company) (the “Successor Company”) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is not a corporation, partnership or trust organized and validly existing under the laws of United States, any State or the District of Columbia, Bermuda or Sweden and does not expressly assume payment of the principal of and any premium and interest on all the Securities and the performance of all of the Company’s covenants applicable to the indebtedness.

12.           Fiscal Agent’s Dealings with Company. The Fiscal Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Fiscal Agent.

13.           No Recourse Against Others. No past, present or future director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company shall have any liability for any obligations of the Company under any of the Securities or the Fiscal Agency Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

14.           Authentication. This Security shall not be valid until authenticated by the manual signature of the Fiscal Agent or an authenticating agent.

15.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Fiscal Agent may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon. Any such redemption or purchase shall not be affected by any defect or omission in such numbers.

17.           Governing Law. THE FISCAL AGENCY AGREEMENT AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18.           Successor Corporation. In the event a successor corporation assumes all the obligations of the Company under the Securities and the Fiscal Agency Agreement, pursuant to the terms thereof, the Company will be released from all such obligations.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Fiscal Agency Agreement. Requests may be made to:

Attention of:	White Mountains Re Group, Ltd.
P.O. Box 2275
Hamilton HMJX Bermuda
Attn: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Fiscal Agent).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security, or exchanges of a part of another Global Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Fiscal Agent or Security Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

White Mountains Re Group, Ltd.
P.O. Box 2275
Hamilton HMJX Bermuda
Attn: General Counsel

The Bank of New York
101 Barclay Street
Corporate Trust Department
Corporate Finance Group
New York, NY 10286
Attn: Geovanni Barris

Re:                               6.375% Senior Notes due 2017

Reference is hereby made to the Fiscal Agency Agreement, dated as of March 19, 2007 (the “Fiscal Agency Agreement”), between White Mountains Re Group, Ltd., a Bermuda holding company (the “Company”) and The Bank of New York, as fiscal agent (the “Fiscal Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

_________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $________ in such Security[ies] or interests (the “Transfer”), to                               (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Fiscal Agency Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and in the Fiscal Agency Agreement and the Securities Act.

2.             ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Fiscal Agency Agreement, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and in the Fiscal Agency Agreement and the Securities Act.

3.             ☐ Check and complete if Transferee will take delivery of a beneficial interest pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐            a beneficial interest in the:

☐            144A Global Security (CUSIP                                             ), or

☐            Regulation S Global Security (CUSIP                                               ), or

☐            Temporary Regulation S Global Security (CUSIP                           ).

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

☐            a beneficial interest in the:

☐            144A Global Security (CUSIP                                             ), or

☐            Regulation S Global Security (CUSIP                                               ), or

☐            Temporary Regulation S Global Security (CUSIP                           ).

☐            a Definitive Security

in accordance with the terms of the Fiscal Agency Agreement

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED UPON
TERMINATION OF RESTRICTED PERIOD]

[Date]

White Mountains Re Group, Ltd.
P.O. Box 2275
Hamilton HMJX Bermuda
Attn: General Counsel

The Bank of New York
101 Barclay Street
Corporate Trust Department
Corporate Finance Group
New York, NY 10286
Attn: Geovanni Barris

Re: 6.375% Senior Notes due 2017

Ladies and Gentlemen:

Reference is hereby made to the Fiscal Agency Agreement, dated as of March 30, 2006 (the “Fiscal Agency Agreement”), between White Mountains Re Group, Ltd., a Bermuda holding company (the “Company”) and The Bank of New York, as fiscal agent (the “Fiscal Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

This letter relates to Securities represented by a temporary global security (the “Temporary Regulation S Global Security”). Pursuant to Section 2.1 of the Fiscal Agency Agreement, we hereby certify that the persons who are the beneficial owners of $[          ] principal amount of Securities represented by the Temporary Regulation S Global Security are persons outside the United States to whom beneficial interests in such Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Regulation S Global Security representing the undersigned’s interest in the principal amount of Securities represented by the Temporary Regulation S Global Security, all in the manner provided by the Fiscal Agency Agreement.

C-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

[Insert Name of Transferor]

By
Name:
Title:

C-2